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                                                                   EXHIBIT 10.20




                       $2,500,000.00 REVOLVING CREDIT LOAN







                                 AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT

                      ORIGINALLY DATED AS OF MARCH 28, 2001

                                  BY AND AMONG

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                       AND
                          ROCKWELL TRANSPORTATION, INC.

                                       AND

                         HELLER HEALTHCARE FINANCE, INC.








                          AMENDED AS OF MARCH 28, 2003
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                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of this 28th day of March, 2003, by and among ROCKWELL MEDICAL TECHNOLOGIES, INC. a Michigan corporation, and ROCKWELL TRANSPORTATION, INC., a Michigan corporation (collectively, "Borrower"), and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("Lender").


                                    RECITALS

         A. Pursuant to that certain Loan and Security Agreement dated March 28, 2001 (as previously amended, and as amended hereby and as further amended, modified and restated from time to time, collectively, the "Loan Agreement") by and among Borrower and Lender, the parties have established certain financing arrangements that allow Borrower to borrow funds from Lender in accordance with the terms and conditions set forth in the Loan Agreement.

         B. The parties now desire to amend the Loan Agreement to extend the Term of the Loan from March 28, 2003 to March 29, 2005 and to make certain other changes to the Loan Agreement, all as more specifically described below.


         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower have agreed to the following amendments to the Loan
Agreement:


         1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Loan Agreement.

         2. AMENDMENTS TO LOAN AGREEMENT.

                  2.1. SECTION 2.1(a) -- MAXIMUM LOAN AMOUNT. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and amended and restated as follows:

                  "(a) The maximum aggregate principal amount of credit extended by Lender to Borrower under this Agreement (the "Loan") that will be outstanding at any time is Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the "Maximum Loan Amount")."

                  2.2. SECTION 2.8(a) - TERM. Section 2.8(a) of the Loan Agreement is hereby deleted in its entirety and amended and restated as follows:

                  "(a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or during the continuance of any Event of Default, this Agreement shall be in effect for a period of two (2) years from the Closing
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                  Date, unless terminated as provided in this Section 2.8 (the
                  "Term"), and this Agreement shall be renewed for one-year periods thereafter upon the mutual written agreement of the parties."

                  2.3. SECTION 6.23 -- MINIMUM NET WORTH. Section 6.23 of the Loan Agreement is hereby deleted in its entirety and amended and restated as follows:

                  "SECTION 6.23. NET WORTH. Borrower will not at any time allow its net worth, as computed in accordance with GAAP, to fall below $750,000."

         3. CONFIRMATION OF REPRESENTATION, WARRANTIES AND COVENANTS. Borrower hereby (a) confirms that all of the representations and warranties set forth in
Article IV of the Loan Agreement are true and correct with respect to Borrower as of the date hereof, and Borrower covenants to perform its obligations under the Loan Agreement, and (b) specifically represents and warrants to Lender that it has good and marketable title to all of its respective Collateral, free and clear of any lien or security interest in favor of any other person or entity except for Permitted Liens and the Mechanics Lien described below.

         4. ENFORCEABILITY; EFFECTIVE DATE. This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable against each such Borrower in accordance with its terms. This Amendment shall be effective upon execution and delivery to Lender of the following documents, all of which must be in a form reasonably acceptable to Lender, and all of which shall constitute conditions precedent to the effectiveness of this Amendment:

                  (a) Two (2) originals of this Amendment No. 1 to Loan and Security Agreement executed by Borrower and the Certificate of Validity; and

                  (b) A Secretary's Certificate certifying that Borrower's Articles of Incorporation and Bylaws have not been amended as of the date of closing, and including a unanimous consent of all members of the board of directors authorizing the amendments set forth herein and the transactions contemplated hereby; and

                  (c) Any other deliverables or items requested by Lender, in its reasonable discretion.

         5. POST CLOSING OBLIGATIONS. On or before June 30, 2003, Borrower shall have paid any outstanding sales taxes due and owing to any applicable Governmental Authority, and shall have used commercially reasonable efforts to reimburse any sales taxes owed to any Person required to be reimbursed pursuant to applicable laws (the "Tax Payments"). Failure by the Borrower to comply with this Section 5 shall, upon Lender's written notice to Borrower, constitute an Event of Default under the Loan Agreement. Until such time as the Tax Payments and the mechanic's lien filed with the county clerk's office of Oakland County, Michigan at Liber 23661 Pg. 759 on September 18, 2001 (the "Mechanics Lien") are satisfied as described herein, Lender and Borrower hereby acknowledge and agree that Lender shall maintain an adequate reserve on the Borrowing Base Certificate in an amount that it deems necessary in its commercially reasonable discretion, which as of the date hereof, is an amount equal to $19,500 for the Tax Payments and $22,040 for the Mechanics Lien.


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         6. FEES AND COSTS. In consideration for Lender's increase in the
Maximum Loan Amount and the extension of the Term and the other amendments set forth herein, and without limiting any other fee to which Lender is entitled under the Loan Agreement, Borrower hereby agrees to pay to Lender a fee equal to Twenty-Five Thousand and No/100 Dollars ($25,000). In addition, Borrower shall be responsible for the payment of all reasonable fees of Lender's in-house counsel incurred in connection with the preparation of this Amendment and any related documents. Borrower hereby authorizes Lender to deduct all of such fees set forth in this Section 6 from the proceeds of the next Revolving Credit Loan(s).

         7. RELEASE. Borrower hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured (collectively, "Claims"): (a) in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Amendment. The foregoing release and discharge shall, automatically and without further action of the Borrower, be deemed renewed as of the date of each advance of Loan proceeds with respect to all Claims in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents and arising from events occurring prior to the date of such advance.

         8. REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

                  (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

                  (b) Except as specifically amended above, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

         9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

         10. HEADINGS. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         11. COUNTERPARTS. This Amendment may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

WITNESS/ATTEST:
                                    LENDER:

                                    HELLER HEALTHCARE FINANCE, INC.,
                                    a Delaware corporation


By: /s/ Lisa Lenderman              By: /s/ Hanes Whiteley
    --------------------                -------------------
Name:  Lisa Lenderman               Name:  Hanes Whiteley
Title: Senior Counsel               Title: Vice President


                                    BORROWER:


                                    ROCKWELL MEDICAL TECHNOLOGIES, INC.,
                                    a Michigan corporation


By: /s/Robert L. Chioini            By: /s/ Thomas E. Klema
    --------------------                -------------------
Name:  Robert L. Chioini            Name:   Thomas E. Klema
Title: Chairman and CEO             Title:  Vice President and Secretary


                                    ROCKWELL TRANSPORTATION, INC.,
                                    a Michigan corporation


By: /s/Robert L. Chioini            By: /s/ Thomas E. Klema
    --------------------                -------------------
Name:  Robert L. Chioini            Name:   Thomas E. Klema
Title: Chairman and CEO             Title:  Vice President and Secretary








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